Exhibit 10.1 SENIOR UNSECURED NOTE PURCHASE AGREEMENT This SENIOR UNSECURED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of February 11, 2026, and is made by and among FVCBankcorp, Inc., a Virginia corporation (the “Company”), and each of the several purchasers of the Senior Unsecured Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”). RECITALS WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $25,000,000 in aggregate principal amount of Senior Unsecured Notes; WHEREAS, the Company has engaged Piper Sandler & Co. as its exclusive placement agent (“Placement Agent”) for the offering of the Senior Unsecured Notes; WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (and the rules and regulations of the SEC (as defined herein) promulgated thereunder, the “Securities Act”) or a QIB (as defined herein); WHEREAS, the offer and sale of the Senior Unsecured Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act; and WHEREAS, each Purchaser is willing to purchase from the Company a Senior Unsecured Note in the principal amount set forth on such Purchaser’s respective signature page hereto (the “Senior Unsecured Note Amount”) in accordance with the terms, subject to the conditions and in reliance on the recitals, representations, warranties, covenants and agreements set forth herein and in the Senior Unsecured Notes. NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: AGREEMENT 1. DEFINITIONS. 1.1 Defined Terms. The following capitalized terms used in this Agreement and in the Senior Unsecured Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections. “Affiliate(s)” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly

2 or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Agreement” has the meaning set forth in the preamble hereto. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Senior Unsecured Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange. “Articles of Incorporation” has the meaning set forth in Section 3.2.1.2(a). “Bank” means FVCbank, a Virginia-state chartered commercial bank and a wholly owned subsidiary of the Company. “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Virginia are permitted or required by any applicable law, regulation or executive order to close. “Bylaws” has the meaning set forth in Section 3.2.1.2(c). “Closing” has the meaning set forth in Section 2.5. “Closing Date” means February 11, 2026, or at such other place or time or on such other date as the parties hereto may agree. “Common Stock” has the meaning set forth in Section 4.1.2. “Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company. “Company Covered Person” has the meaning set forth in Section 4.2.4. “Company’s Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including the audited financial statements of the Company contained therein; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, as filed with the SEC, including the unaudited financial statements of the Company contained therein; (iii) the Company’s Current Reports on Form 8-K, as filed with the SEC on June 2, 2025, July 17, 2025, and October 21, 2025 (Item 8.01 only); (iv) the Company’s public reports for the year ended December 31, 2024, and the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, as filed with the FRB as required by the regulations of the FRB; and (v) the Bank’s public reports for the years ended December 31, 2023, and December 31, 2024, and the periods ended March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025, as filed with the FDIC as required by the regulations of the FDIC. “Data Room” means the virtual data room established by the Company and available to the Purchasers in connection with the transactions contemplated by this Agreement.

3 “Designated NRSRO” means a “nationally recognized statistical rating organization” (NRSRO) within the meaning of Section 3(a)(62) of the Exchange Act, that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners (NAIC). “Disbursement” has the meaning set forth in Section 3.1. “Disqualification Event” has the meaning set forth in Section 4.2.4. “DTC” means The Depository Trust Company. “Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing. “Event of Default” has the meaning set forth in the Senior Unsecured Notes. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “FDIC” means the Federal Deposit Insurance Corporation. “FRB” means the Board of Governors of the Federal Reserve System. “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America. “Global Note” has the meaning set forth in Section 3.1. “Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary of the Company. “Governmental Licenses” has the meaning set forth in Section 4.3. “Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances that are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations. “Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment that relates to real property, including: the Clean Air Act, as amended, 42 U.S.C.

4 Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations. “Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (ii) all obligations secured by any lien on property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations. “Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto. “Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally, including due to a federal government shutdown and/or the imposition of tariffs and retaliatory responses, and not specifically related to the Company, the Bank or the Purchasers, (4) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement, (5) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Senior Unsecured Notes, (6) the effects of any natural

5 disasters or other force majeure events or any epidemic, pandemic or disease outbreak, or (7) changes in global, national, or regional political conditions, including the outbreak or escalation of war or acts of terrorism, which in the event of (1), (2), (3), (6) and (7) do not disproportionately affect the operations of business of the Company or the Bank, taken as a whole, in comparison to other banking institutions with similar operations. “Maturity Date” means March 1, 2029. “Noteholder” has the meaning set forth in the Senior Unsecured Note. “Paying Agent” means UMB Bank, National Association, as paying agent and registrar under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement. “Paying Agent Agreement” means the Paying Agency and Registrar Agreement, dated as of February 11, 2026, between the Company and UMB Bank, National Association, as paying agent and registrar. “Person” means any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity or organization. “Placement Agent” has the meaning set forth in the Recitals. “Preferred Stock” has the meaning set forth in Section 4.1.2. “Presentation” means the Company’s presentation captioned “FVCBankcorp, Inc. Senior Notes Investor Presentation,” dated as of January 2026, as may be amended from time to time, related to the offering of the Senior Unsecured Notes and made available to Purchasers. “Property” means any real property owned or leased by the Company or any Subsidiary of the Company. “Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto. “QIB” means a “qualified institutional buyer” as defined in Rule 144A of the Securities Act. “Regulation D” has the meaning set forth in the Recitals. “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

6 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. “SEC” means the Securities and Exchange Commission. “Secondary Market Transaction” has the meaning set forth in Section 5.5. “Securities Act” has the meaning set forth in the Recitals. “Senior Unsecured Note” means each 6.75% Fixed Rate Senior Unsecured Note due March 1, 2029, which was issued on February 11, 2026 (or collectively, the “Senior Unsecured Notes”), in the form attached as Exhibit A to this Agreement, as amended, restated, supplemented or modified from time to time, and each Senior Unsecured Note delivered in substitution or exchange for such Senior Unsecured Note. “Senior Unsecured Note Amount” has the meaning set forth in the Recitals. “Settlement Agent” means UMB Bank, National Association, as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement. “Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as of February 11, 2026, between the Company and UMB Bank, National Association, as settlement agent. “Subsidiary” means, with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person. “Transaction Documents” has the meaning set forth in Section 3.2.1.1. 1.2 Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Senior Unsecured Notes, the Paying Agent Agreement and the Settlement Agent Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof. 1.3 Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

7 2. SENIOR UNSECURED DEBT. 2.1 Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Senior Unsecured Notes, in an aggregate principal amount equal to the aggregate of the Senior Unsecured Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Senior Unsecured Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Senior Unsecured Notes and the Settlement Agent Agreement at a price equal to 100% of the principal amount thereof. The Senior Unsecured Note Amounts shall be disbursed in accordance with Section 3.1. The Senior Unsecured Notes shall bear interest per annum as set forth in the Senior Unsecured Notes. The unpaid principal balance of the Senior Unsecured Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Purchasers in accordance with the terms of the Senior Unsecured Notes and this Agreement or (ii) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Senior Unsecured Notes. In the event of an irreconcilable conflict between this Agreement and the Senior Unsecured Notes with respect to the terms of the Senior Unsecured Notes, the Senior Unsecured Notes will govern. 2.2 Subordination. The Senior Unsecured Notes shall be subordinated in accordance with the subordination provisions set forth therein. 2.3 Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Senior Unsecured Notes shall be repaid in full. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Senior Unsecured Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing. 2.4 Unsecured Obligations. The obligations of the Company to the Purchasers under the Senior Unsecured Notes shall be unsecured. 2.5 The Closing. The closing of the sale and purchase of the Senior Unsecured Notes (the “Closing”) shall occur remotely via electronic or other exchange of documents and signature pages, on the Closing Date or at such other place or time or on such other date as the parties hereto may agree; provided, however, that all Senior Unsecured Notes need not be issued at the same time and, unless otherwise provided, the offer and sale of the Senior Unsecured Notes may be reopened, without notice to or the consent of the Noteholders (as defined under the Senior Unsecured Notes), for issuances of additional Senior Unsecured Notes with the same terms and conditions of and ranking pari passu with the Senior Unsecured Notes issued hereunder. 2.6 Payments. The Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Senior Unsecured Notes. 2.7 No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

8 2.8 Use of Proceeds. The Company shall use the net proceeds from the sale of Senior Unsecured Notes for general corporate purposes including supporting capital ratios at the Bank. 3. DISBURSEMENT. 3.1 Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied or waived by the Company or the Purchasers, as applicable, and the Company has executed and delivered to each of the Purchasers this Agreement and such Purchaser’s Senior Unsecured Note and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse to the Company in immediately available funds the Senior Unsecured Note Amount set forth on each Purchaser’s respective signature page hereto in exchange for (i) in the case of any Purchaser that qualifies as a QIB, an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures with a principal amount equal to such Senior Unsecured Note Amount, or (ii) in the case of any Purchaser that does not qualify as a QIB, a Senior Unsecured Note with a principal amount equal to the Senior Unsecured Note Amount ((i) and (ii), collectively, the “Disbursement”). The Company will deliver (A) to the Settlement Agent a global certificate representing the Senior Unsecured Notes (or applicable portion thereof) issued to Purchasers who are QIBs (the “Global Note”) registered in the name of Cede & Co., as nominee for DTC, (B) to each applicable Purchaser of Senior Unsecured Notes not represented by the Global Note, such Purchaser’s Senior Unsecured Note in definitive form (or evidence of the same electronically with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Purchaser), and (C) to the Paying Agent, a list of Purchasers receiving the Senior Unsecured Notes in the Disbursement under clause (B) above. 3.2 Conditions Precedent to Disbursement. 3.2.1 Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Senior Unsecured Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser (or, with respect to the Settlement Agent Agreement, the Settlement Agent, and with respect to the Paying Agent Agreement, the Paying Agent, and with respect to the opinions of counsel, the Placement Agent) of each of the following (or written waiver of such delivery by such Purchaser prior to the Closing): 3.2.1.1 Transaction Documents. This Agreement, the Paying Agent Agreement, the Settlement Agent Agreement and the Global Note or such Purchaser’s Senior Unsecured Note, as applicable (collectively, the “Transaction Documents”), each duly authorized and executed by the Company. 3.2.1.2 Authority Documents. (a) A copy, certified by the Secretary or Assistant Secretary of the Company, of the Articles of Incorporation of the Company (the “Articles of Incorporation”);

9 (b) A certificate of good standing of the Company issued by the Virginia State Corporation Commission (the “SCC”) and a certificate of good standing of the Bank issued by the SCC, in each case, dated as of a recent date; (c) A copy, certified by the Secretary or Assistant Secretary of the Company, of the bylaws of the Company (the “Bylaws”); (d) A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the issuance of the Senior Unsecured Notes and the execution, delivery and performance of the Transaction Documents; (e) An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and (f) The opinion of Williams Mullen, counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B hereto, addressed to the Purchasers and the Placement Agent. 3.2.1.3 Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents that are provided for hereunder or as a Purchaser may reasonably request. 3.2.1.4 Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Senior Unsecured Note Amount set forth on such Purchaser’s signature page to this Agreement. 3.2.2 Conditions to the Company’s Obligation. With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Senior Unsecured Notes and to effect the Closing and Disbursement is subject to delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser, and the Company’s receipt of the Senior Unsecured Note Amount set forth on such Purchaser’s signature page to this Agreement. 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser as follows: 4.1 Organization and Authority. 4.1.1 Organization Matters of the Company and Its Subsidiaries. 4.1.1.1 The Company is a duly incorporated corporation, is validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is

10 duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. 4.1.1.2 The Bank has been duly chartered and is validly existing as a Virginia-chartered bank in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company. All of the issued and outstanding shares of capital stock or other Equity Interests of each Subsidiary of the Company, have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts apply to entities other than corporations) and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in the Company’s Reports; none of the outstanding shares of capital stock of, or other Equity Interests in any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The Bank is the only Subsidiary of the Company. 4.1.1.3 The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any written notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred that would reasonably be expected to materially and adversely affect the status of the Bank as an FDIC-insured institution. 4.1.2 Capital Stock and Related Matters. The Articles of Incorporation authorize the Company to issue (i) 20,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of February 11, 2026, there are 17,917,504 shares of the Company’s Common Stock issued and outstanding, and no shares of the Company’s Preferred Stock issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. Other than pursuant to the Company’s equity incentive plans duly adopted by the Company’s board of directors, there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company. 4.2 No Impediment to Transactions. 4.2.1 Transaction is Legal and Authorized. The issuance of the Senior Unsecured Notes, the borrowing of the aggregate of the Senior Unsecured Note Amount, the execution and

11 delivery of the Transaction Documents and compliance by the Company with all the provisions of the Transaction Documents are within the corporate and other powers of the Company. 4.2.2 Agreements. Each of this Agreement, the Settlement Agent Agreement and the Paying Agent Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. 4.2.3 Senior Unsecured Notes. The Senior Unsecured Notes have been duly authorized by the Company and when the Global Notes representing such Senior Unsecured Notes are executed by the Company and authenticated, issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. 4.2.4 Exemption from Registration; No Disqualification Event. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Senior Unsecured Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Senior Unsecured Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) of Regulation D (each, a “Company Covered Person”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D. 4.2.5 No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance by the Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with, result in a breach of, or constitute a default under: (1) the Articles of Incorporation or Bylaws; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, note, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company or the Bank, except, (A) in the case of items (2), (3) or (4), for such violations, conflicts, breaches, and defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company, or (B) in the case of

12 item (2), have otherwise been consented to or waived; or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture, note or other agreement or instrument creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company. 4.2.6 Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations. 4.3 Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. Each of the Company, the Bank and each other Subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. Neither the Company, the Bank nor any other Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses. 4.4 Financial Condition. 4.4.1 Company Financial Statements. The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as

13 applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby. 4.4.2 Absence of Default. Since December 31, 2024, no event has occurred that either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company or the Bank the right to accelerate the maturity of any material Indebtedness of the Company or the Bank. The Company is not in default under any Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except for such defaults that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or the Bank. 4.4.3 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company. 4.4.4 Ownership of Property. The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with

14 the use and proposed use of such property by the Company or any of its Subsidiaries, or (iv) as disclosed in the Company’s Reports. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports. 4.5 No Material Adverse Effect. Since December 31, 2024, there has been no development or event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. 4.6 Legal Matters. 4.6.1 Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) to the Company’s knowledge, is not under investigation with respect to, and has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Company. At no time during the two (2) years immediately prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing, except for any violations that (A) have been resolved, (B) in the reasonable and good faith judgment of the Company are in the process of being resolved, or (C) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. 4.6.2 Regulatory Enforcement Actions. The Company and the Bank are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except where the failure to comply with which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor the Bank, nor any of their officers or directors, is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, nor

15 are, to the Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency that remain unresolved, any of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Notwithstanding the foregoing, nothing in this Section 4.6.2 or otherwise in this Agreement shall require the Company or any of its Subsidiaries to provide any confidential supervisory information of the Company or any of its Subsidiaries. 4.6.3 Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any Governmental Agency, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially and adversely affect the issuance or payment of the Senior Unsecured Notes. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. 4.6.4 Environmental. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law. 4.6.5 Brokerage Commissions. Except for commissions paid or payable to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission, placement fee or finder’s fee to any Person in connection with the transactions contemplated by this Agreement. 4.6.6 Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. 4.7 No Misstatement. None of the representations, warranties, covenants and agreements made by the Company in this Agreement or in any certificate delivered to the Purchasers by or on behalf of the Company pursuant to this Agreement contains, and the Presentation when taken together as a whole with the Company’s Reports does not contain, any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers, as of the date of this Agreement and as of the Closing Date.

16 4.8 Internal Accounting Controls and Disclosure Controls. 4.8.1 The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the Company’s latest audited financial statements filed with the SEC, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. 4.8.2 The Company has established and maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure and (B) are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the board of directors of the Company have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls or (2) any material weakness in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalent) and principal financial officer (or the equivalent) of the Company has made all certifications required by the Sarbanes-Oxley Act; the Company, its Subsidiaries and, to the Company’s knowledge, its directors and executive officers (in their respective capacities as such), are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. 4.9 Tax Matters. The Company, the Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed by them prior to the date hereof, or requests for extensions to file such returns have been timely filed, and all such tax returns were true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by them and any other material assessment, fine or penalty levied against them, other than taxes, (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

17 4.10 Exempt Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Senior Unsecured Notes by the Company to the Purchasers. 4.11 Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement or in any other document delivered to the Purchasers by or on behalf of the Company pursuant to or in connection with the requirements of this Agreement are true and correct as of the date hereof and as otherwise specifically provided herein or therein. Any certificate signed by a duly authorized representative of the Company and delivered to a Purchaser or to counsel for a Purchaser shall be deemed to be a representation and warranty by the Company to such Purchaser as to the matters set forth therein. 5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS. The Company hereby further covenants and agrees with each Purchaser as follows: 5.1 Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations of the Company under the Transaction Documents. 5.2 Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to, enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. 5.3 Compliance with Laws; Other Agreements. 5.3.1 Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership, leasing or use of its Properties, except, in each case, where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. 5.3.2 Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company, the Bank and/or any of their Subsidiaries, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

18 5.3.3 Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies that, if unpaid, might by law become a material lien or charge upon the property of the Company, the Bank or any of their Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof are being contested in good faith by appropriate proceedings, and appropriate reserves therefor are being maintained on the books of the Company, the Bank and such other Subsidiary. 5.3.4 Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and its and the Bank’s rights and franchises. 5.3.5 Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined in the Senior Unsecured Notes), until such Event of Default is cured by the Company or waived by the Noteholders (as defined under the Senior Unsecured Notes) in accordance with Section 18 (Waiver and Consent) of the Senior Unsecured Notes and except as required by any federal or state Governmental Agency, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Senior Unsecured Notes; or (iii) make any payments under any guarantee that ranks equal with or junior to the Senior Unsecured Notes, other than (A) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (B) any declaration of a non- cash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (C) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (D) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (E) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans. 5.4 Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company. 5.5 Secondary Market Transactions. To the extent and so long as not in violation of Section 6.4 hereof, each Purchaser shall have the right at any time and from time to time to securitize its Senior Unsecured Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing

19 ownership interests in the Senior Unsecured Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, reasonably cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which the Purchasers customarily adhere or that may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction. Subject to any written confidentiality obligation, including the terms of any confidentiality or non- disclosure agreements between the Purchasers and the Company, all information regarding the Company may be furnished, without liability except in the case of gross negligence, bad faith or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by the Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to the Company or the Senior Unsecured Notes may be retained by any such Person, subject to the terms of any applicable confidentiality or non-disclosure agreement. The Purchaser shall cause any Person to whom the Purchaser wishes to deliver confidential Company information related to the Secondary Market Transaction to execute and deliver to the Company a non-disclosure agreement reasonably acceptable to the Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which the Company is a third party beneficiary. 5.6 Bloomberg. The Company shall use commercially reasonable efforts to cause the Senior Unsecured Notes to be quoted on Bloomberg L.P. 5.7 Rule 144A Information. While any Senior Unsecured Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon the request of any Purchaser or subsequent holder of any Senior Unsecured Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act. 5.8 DTC Registration. Provided that applicable depository eligibility requirements are met, upon the request of a holder of a Senior Unsecured Note that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act (each, a “QIB”), the Company shall use commercially reasonable efforts to cause the Senior Unsecured Notes held by such QIB to be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) or a nominee of DTC. For purposes of clarity and pursuant to (and as further described in) the terms of the Senior Unsecured Notes, any redemption made pursuant to the terms of the Senior Unsecured Notes shall be made on a pro rata basis, and, partial redemptions will be processed through the Depository Trust Issuer Corporation, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal, among all of the Senior Unsecured Notes outstanding at the time thereof; provided, however, that the Company may redeem in its entirety any Senior Unsecured Note owned by any Noteholder that the Company or a Parent acquires direct or indirect control of without redeeming the other Senior Unsecured Notes. 5.9 Designated NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a Designated NRSRO while any Senior Unsecured Notes remain outstanding.

20 5.10 Insurance. At its sole cost and expense, the Company shall maintain, and shall cause each Subsidiary to maintain, bonds and insurance to such extent, covering such risks as is required by law or as is usual and customary for owners of similar businesses and properties in the same general area in which the Company or any of its Subsidiaries operates. All such bonds and policies of insurance shall be in a form, in an amount and with insurers recognized as adequate by prudent business persons. 6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows: 6.1 Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. 6.2 Authorization and Execution. The execution, delivery and performance of this Agreement have been duly authorized, executed and delivered by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. 6.3 No Conflicts. Neither the execution or delivery of or performance under the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, or constitute a breach of or a default under (whether with or without the giving of notice or lapse of time or both) (i) the Purchaser’s organizational documents, (ii) any agreement to which the Purchaser is party, (iii) any law applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser. 6.4 Purchase for Investment. The Purchaser is purchasing the Senior Unsecured Notes for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Senior Unsecured Notes in any manner. 6.5 Institutional Accredited Investor. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3), (7) or (9) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB. 6.6 Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of

21 the prospective investment in the Senior Unsecured Notes and of making an informed investment decision, and has so evaluated the merits and risks of such investment. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Senior Unsecured Notes. 6.7 Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Senior Unsecured Notes involves substantial risk. The Purchaser acknowledges that the Company is a holding company and the Company’s rights and the rights of the Company’s creditors, including the holders of the Senior Unsecured Notes, to participate in the assets of any Subsidiary during its liquidation or reorganization are structurally subordinate to the prior claims of the Subsidiary’s creditors and, if applicable, depositors. The Purchaser acknowledges that the Senior Unsecured Notes are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Senior Unsecured Notes or has made or will make any finding or determination as to the fairness of the investment. The Purchaser has the ability to bear the economic risk of the prospective investment in the Senior Unsecured Notes, including the ability to hold the Senior Unsecured Notes indefinitely, and further including the ability to bear a complete loss of all of the Purchaser’s investment in the Company. 6.8 Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Senior Unsecured Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular, private placement memorandum or prospectus prepared in connection with the offer and sale of the Senior Unsecured Notes; (ii) the Purchaser has conducted its own examination of the Company and the terms of the Senior Unsecured Notes to the extent the Purchaser deems necessary to make its decision to invest in the Senior Unsecured Notes; (iii) the Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to make its decision to purchase the Senior Unsecured Notes; and (iv) the Purchaser has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company, or anyone acting on behalf of the Company, in connection with the offer or sale of the Senior Unsecured Notes. The Purchaser has reviewed the information set forth in the Presentation, the Company’s Reports and the exhibits hereto, and the information contained in the Data Room. 6.9 Access to Information. The Purchaser acknowledges that the Purchaser and its advisors (i) have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Purchaser or its advisors and have been provided access to the Data Room and reviewed the information contained therein, (ii) have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement, and (iii) have completed such investigation and have received such information from the Company and otherwise, as it and they have considered sufficient for the Purchaser to make its investment decision regarding a purchase of Senior Unsecured Notes.

22 6.10 Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person, including the Company or the Placement Agent. Neither any inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Senior Unsecured Notes constitutes legal, tax, accounting or investment advice. 6.11 Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Senior Unsecured Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and, accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws or if exemptions from the Securities Act and applicable state securities laws are available to it. The Purchaser is not subscribing for Senior Unsecured Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Senior Unsecured Notes will bear the restrictive legend set forth in the form of Senior Unsecured Note. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Senior Unsecured Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. The Purchaser further acknowledges that the Company has not made and is not making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Senior Unsecured Notes, or that the Senior Unsecured Notes purchased by it will ever be able to be lawfully resold, pledged or otherwise transferred. 6.12 Placement Agent. The Purchaser will purchase the Senior Unsecured Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Senior Unsecured Notes. 6.13 Physical Delivery of Senior Unsecured Notes. Notwithstanding anything in this Agreement to the contrary, if the Purchaser is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D), and is not also a QIB, it acknowledges that its Senior Unsecured

23 Note shall be physically delivered to such Purchaser and registered in the name of such Purchaser, and it agrees to such physical delivery of its Senior Unsecured Note. 6.14 Accuracy of Representations. The Purchaser understands that each of the Placement Agent and the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement. The Purchaser agrees that if any of the representations, warranties or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by the Purchaser are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company. 6.15 Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein. 7. MISCELLANEOUS. 7.1 Prohibition on Assignment by the Company. Except as described in Sections 5 and 9(b) of the Senior Unsecured Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Senior Unsecured Notes without the prior written consent of all the Noteholders (as defined in the Senior Unsecured Note). 7.2 Time of the Essence. Time is of the essence for this Agreement. 7.3 Waiver or Amendment. Except as may apply to any particular waiving or consenting Noteholder, no waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Senior Unsecured Notes shall be effective except with the consent of at least fifty percent (50%) of the aggregate principal amount (excluding any Senior Unsecured Notes held by the Company or any of its Affiliates) of the Senior Unsecured Notes at the time outstanding; provided, however, that without the consent of each Purchaser of an affected Senior Unsecured Note, no such amendment or waiver may: (i) reduce the principal amount of the Senior Unsecured Note; (ii) reduce the rate of or change the time for payment of interest on any Senior Unsecured Note; (iii) extend the maturity of any Senior Unsecured Note; (iv) change the currency in which payment of the obligations of the Company under this Agreement and the Senior Unsecured Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Senior Unsecured Notes required to approve any amendment of this Agreement or the Senior Unsecured Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 6 (Events of Default; Acceleration), Section 7 (Failure to Make Payments), Section 16 (Priority), or Section 18 (Waiver and Consent) of the Senior Unsecured Notes that adversely affects the rights of any holder of a Senior Unsecured Note; (vii) make any changes to this Section 7.3 (Waiver or Amendment) that adversely affects the rights of any holder of a Senior Unsecured Note; or (viii) disproportionately affect the rights of any of the holders of the then outstanding Senior Unsecured Notes. Notwithstanding the foregoing, the Company may amend or supplement the Senior

24 Unsecured Notes without the consent of the holders of the Senior Unsecured Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Senior Unsecured Notes in addition to or in place of certificated Senior Unsecured Notes, or to make any change that does not adversely affect the rights of any holder of any of the Senior Unsecured Notes. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Senior Unsecured Notes, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company. 7.4 Severability. Any provision of this Agreement that is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law. 7.5 Notices. Any notice that any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed: if to the Company: FVCBankcorp, Inc. 11325 Random Hills Road, Suite 240 Fairfax, VA 22030 Attention: David W. Pijor Email: dpijor@fvcbank.com

25 with a copy to: William Mullen 200 South 10th Street, Suite 1600 Richmond, VA 23219 Attention: Scott H. Richter Benjamin A. McCall Email: srichter@williamsmullen.com bmccall@williamsmullen.com if to the Purchasers: To the address indicated on such Purchaser’s signature page. or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested). 7.6 Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that, (i) unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company, and (ii) unless such assignment complies with the Assignment Form attached to the Senior Unsecured Notes, no assignment made by a Purchaser shall be effective or confer any rights on any purported assignee of Purchaser. The term “successors and assigns” will not include a purchaser of any of the Senior Unsecured Notes from any Purchaser merely because of such purchase but shall include a purchaser of any of the Senior Unsecured Notes pursuant to an assignment complying with the Assignment Form attached to the Senior Unsecured Notes. 7.7 No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company. 7.8 Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser. 7.9 Entire Agreement. This Agreement, the Senior Unsecured Notes and the nondisclosure agreement between the Purchaser, the Company or the Placement Agent relating to the transactions contemplated by this Agreement, along with the exhibits hereto and thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any

26 representation, warranty, covenant, condition or other term that is not set forth in this Agreement, or in the Senior Unsecured Notes. 7.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). Nothing herein shall be deemed to limit any rights, powers or privileges that a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser that is lawful pursuant to, or which is permitted by, any of the foregoing. 7.11 No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement. 7.12 Legal Tender of United States. All payments hereunder shall be made in coin or currency that at the time of payment is legal tender in the United States of America for public and private debts. 7.13 Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. 7.14 Knowledge; Discretion. All references herein to the Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender. 7.15 Waiver of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY

27 JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES HERETO FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES HERETO AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN. 7.16 Expenses. Except as otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses, including attorneys’ fees, incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. 7.17 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date. [Signature Pages Follow]

[Company Signature Page to Fixed Rate Senior Unsecured Note Purchase Agreement] IN WITNESS WHEREOF, the Company has caused this Senior Unsecured Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written. COMPANY: FVCBANKCORP, INC. Name: David W. Pijor Title: Chairman and Chief Executive Officer

[Purchaser Signature Page to Fixed Rate Senior Unsecured Note Purchase Agreement] IN WITNESS WHEREOF, the Purchaser has caused this Senior Unsecured Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written. PURCHASER: By: Name: Title: Address of Purchaser: Principal Amount of Purchased Senior Unsecured Note: $ CUSIP:

Exhibit 10.1 Exhibit A-1 EXHIBIT A Form of Senior Unsecured Note

Exhibit B-1 EXHIBIT B Form of Opinion of Counsel